EXHIBIT 10.15

AMENDED AND RESTATED REVOLVING PROMISSORY NOTE

$5,000,000.00	February 13, 2023
Plymouth, Minnesota

FOR VALUE RECEIVED, the undersigned, SHGN ACQUISITION CORP., a Delaware corporation (successor by merger to SportsHub Games Network, Inc.) (the “Borrower”), hereby promises to pay to the order of PLATINUM BANK, a Minnesota banking corporation (“Lender”), or its assigns, the principal sum of FIVE MILLION AND NO/100THS DOLLARS ($5,000,000.00), or so much thereof as has been advanced, or paid and re-advanced, to or for the benefit of the Borrower, pursuant to that certain Revolving Credit Agreement dated March 27, 2020 by and between the Borrower and Lender (the “Credit Agreement”), in lawful money of the United States and immediately available funds, together with interest thereon as hereinafter provided. This Note represents a revolving line of credit. Disbursement of the principal of this Note will be made pursuant to the terms of the Credit Agreement.

1. INTEREST; PAYMENTS:

The Credit Agreement sets forth the interest rate, default rate, late payment charge, payment and prepayment provisions, the maturity date and other provisions applicable to this Note, all of which are incorporated herein.

2. SECURITY:

This Note is the Note, as defined in the Credit Agreement, and is secured by, amongst other things, the Security Agreement, the Third Party Security Agreements and the Deposit Account Pledge and Control Agreement. The terms of the Security Agreements are incorporated herein.

3. DEFAULT:

If an Event of Default, as defined in the Credit Agreement, occurs, Lender is entitled to all of the rights and remedies provided for in the Credit Agreement, the Security Agreement, the Third Party Security Agreements, the Deposit Account Pledge and Control Agreement, and the other Loan Documents, including without limitation the right to terminate the Borrower’s ability to obtain additional advances of principal hereunder and to declare the principal balance hereof to be immediately due and payable and any other rights and remedies of Lender at law or in equity, and Lender may enforce the covenants, agreements and undertakings of the Borrower contained in this Note, in the Credit Agreement, and in the Security Agreement, the Third Party Security Agreements, the Deposit Account Pledge and Control Agreement and may exercise the remedies provided for thereby or otherwise available in respect to this Note, the Security Agreement, the Third Party Security Agreements, the Deposit Account Pledge and Control Agreement and the other Loan Documents, all in accordance with the terms thereof.

4. WAIVERS:

Except as herein provided, the Borrower and all others who may become liable for all or part of the principal balance hereof or for any obligations of the Borrower to Lender or the holder hereof (a) jointly and severally, forever waive presentment, protest and demand, notice of protest, demand and dishonor and non-payment of this Note, and all other notices in connection with the delivery, acceptance, performance, default or enforcement of the payment of this Note, (b) agree that the time of payment of the debt or any part thereof may be extended from time to time without modifying or releasing the lien of the Security Agreement, the Third Party Security Agreements, the Deposit Account Pledge and Control Agreement, or the other Loan Documents or the liability of the Borrower or any other such parties, the right of recourse against the Borrower and such parties being hereby reserved by Lender; and (c) agree that time is of the essence. The Borrower agrees to pay all costs of collection when incurred, whether suit be brought or not, including attorneys’ fees and costs of suit and preparation therefor, and to perform and comply with each of the covenants, conditions, provisions and agreements of the Borrower contained in this Note, the Credit Agreement, the Security Agreement, the Third Party Security Agreements, the Deposit Account Pledge and Control Agreement and the other Loan Documents. It is expressly agreed by the Borrower that no extensions of time for the payment of this Note, nor the failure on the part of Lender to exercise any of its rights hereunder, under the Security Agreement or under the Loan Documents, shall operate to release, discharge, modify, change or affect the original liability under this Note, the Credit Agreement, the Security Agreement, the Third Party Security Agreements, the Deposit Account Pledge and Control Agreement or the other Loan Documents, either in whole or in part.

5. SEVERABILITY:

If any provision of this Note shall be illegal or unenforceable, such provision shall be deemed canceled to the same extent as though it never had appeared herein, but the remaining provisions shall not be affected thereby.

6. NOTICES:

All notices, requests, demands and other communications required or permitted to be given hereunder will be given in the manner provided in the Credit Agreement.

7. INCORPORATION OF CREDIT AGREEMENT PROVISIONS:

The provisions of the Credit Agreement waiving any right to a jury trial, providing the governing law and agreeing to jurisdiction and venue are incorporated herein and are applicable to this Note. Unless the context otherwise indicates, any capitalized term used herein, but not defined herein, shall have the meaning given such term in the Credit Agreement.

8. SUCCESSORS:

All rights, powers, privileges and immunities herein granted to Lender shall extend to its successors and assigns and any other legal holder of this Note, with full right by Lender to assign and/or sell same.

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9. AMENDMENT AND RESTATEMENT

This Note constitutes an amendment and restatement of that certain Revolving Promissory Note dated March 17, 2020 (the “Existing Note”), executed by the Borrower and payable to the Lender in the original principal amount of $5,000,000.00 and is given in replacement of, but not in payment for, the Existing Note. This Note is not a novation of an indebtedness of the Borrower to the Lender.

Signed on the day and year first above written.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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[SIGNATURE PAGE TO AMENDED AND RESTATED REVOLVING PROMISSORY NOTE]

SHGN ACQUISITION CORP., a Delaware corporation

By:	/s/ Rob Phythian
Name:	Rob Phythian
Its:	Chief Executive Officer